Exhibit 99.2

Zuora Reports Fourth Quarter and Full Year Fiscal 2022 Results

•Full year subscription revenue growth accelerated to 19%
•Fourth quarter dollar-based retention rate grew 10 points to 110% year-over-year
•Q4 free cash flow positive; Full year free cash flow positive for the first time
•Strategic investment from global technology investment firm Silver Lake in the amount of $400 million

Redwood City, Calif. – March 2, 2022 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2022.
"After a transformational year at Zuora, we closed out Fiscal 2022 meeting or exceeding expectations across our operating results," said Tien Tzuo, founder and CEO of Zuora. "With our leadership position in a growing market, an amazing management team in place driving our growth plan, and a strong partnership with Silver Lake, we’re incredibly bullish about the future opportunity.”
Fourth Quarter Fiscal 2022 Financial Results:
•Revenue: Total revenue was $90.7 million, an increase of 14% year-over-year. Subscription revenue was $77.3 million, an increase of 19% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $34.2 million, compared to a loss from operations of $18.6 million in the fourth quarter of fiscal 2021.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $0.6 million, compared to a non-GAAP loss from operations of $1.8 million in the fourth quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $35.2 million, or 39% of revenue, compared to a net loss of $18.8 million, or 24% of revenue, in the fourth quarter of fiscal 2021. GAAP net loss per share was $0.28 based on 127.1 million weighted-average shares outstanding, compared to a net loss per share of $0.16 based on 119.9 million weighted-average shares outstanding in the fourth quarter of fiscal 2021.
•Non-GAAP Net Loss: Non-GAAP net loss was $1.5 million, compared to a non-GAAP net loss of $2.0 million in the fourth quarter of fiscal 2021. Non-GAAP net loss per share was $0.01 based on 127.1 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.02 based on 119.9 million weighted-average shares outstanding in the fourth quarter of fiscal 2021.
•Cash Flow: Net cash provided by operating activities was $10.4 million, compared to net cash provided by operating activities of $3.1 million in the fourth quarter of fiscal 2021.
•Free Cash Flow: Free cash flow was $7.6 million compared to $2.1 million in the fourth quarter of fiscal 2021.
•Cash and Investments: Cash and cash equivalents and short-term investments were $215.4 million as of January 31, 2022.

Full Year Fiscal 2022 Financial Results:
•Revenue: Total revenue was $346.7 million, an increase of 14% year-over-year. Subscription revenue was $287.7 million, an increase of 19% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $96.2 million, compared to a GAAP loss from operations of $73.9 million in fiscal year 2021.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $8.1 million, compared to a non-GAAP loss from operations of $8.6 million in fiscal year 2021.
•GAAP Net Loss: GAAP net loss was $99.4 million, or 29% of revenue, compared to a GAAP net loss of $73.2 million, or 24% of revenue, in fiscal year 2021. GAAP net loss per share was $0.80 based on 124.2 million weighted-average shares outstanding, compared to a net loss per share of $0.62 based on 117.6 million weighted-average shares outstanding in fiscal year 2021.
•Non-GAAP Net Loss: Non-GAAP net loss was $11.3 million, compared to a non-GAAP net loss of $7.9 million in fiscal year 2021. Non-GAAP net loss per share was $0.09 based on 124.2 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.07 based on 117.6 million weighted-average shares outstanding in fiscal year 2021.
•Cash Flow: Net cash provided by operating activities was $18.7 million, compared to net cash provided by operating activities of $11.3 million in fiscal year 2021.
•Free Cash Flow: Free cash flow was $10.3 million compared to negative $0.9 million in fiscal year 2021.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.
Fourth Quarter Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 747, up from 676 as of January 31, 2021.
•Dollar-based Retention Rate increased to 110%, compared to 100% as of January 31, 2021.
•Our ARR Growth was 20%, compared to 12% as of January 31, 2021.
•Customer usage of Zuora solutions grew, with $21.3 billion in transaction volume through Zuora’s billing platform during our fourth quarter, an increase of 25% year-over-year.
•Following big new innovation announcements around CPQ X and Unified Monetization, Zuora announced a major enhancement with Real-Time Revenue to dramatically reduce the time to close.

•New customer logos and go-lives included Gusto, Luxottica Group, HMD, Oura Health and Carta.

Financial Outlook:
As of March 2, 2022, we are providing guidance for the first quarter and full year fiscal 2023, as well as an additional view of our expected fiscal year 2023 results, based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the first quarter and full fiscal year 2023, Zuora currently expects the following results:

	First Quarter	Fiscal 2023
Subscription revenue	$77.0M - 78.0M	$338.0M - $340.0M
Total revenue	$91.0M - $93.0M	$402.0M - $406.0M
Non-GAAP loss from operations	$(1.0M) - $0.0M	$(2.0M) - $0.0M
Non-GAAP net loss per share[1]	$(0.02) - $(0.01)	$(0.07) - $(0.03)
(1) Non-GAAP net loss per share was computed assuming 128.8 million weighted-average shares outstanding for the first quarter of fiscal 2023 and 132.8 million for the full year fiscal 2023. We will update non-GAAP net loss per share after the investment with Silver Lake closes.
For the first quarter, Zuora currently expects to be free cash flow positive.
Zuora is also providing the following additional view on expected results for fiscal year 2023:

Fiscal 2023
ARR Growth	21% or higher
Dollar-based Retention Rate	112% or higher
Free Cash Flow[1]	$14M - $17M
(1) We will update Free Cash Flow after the investment with Silver Lake closes.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
Today, Zuora also announced that Silver Lake will make a $400.0 million strategic investment in Zuora. Additional information regarding that investment is included in a separate press release issued by Zuora today.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on March 2, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through March 2, 2023. The call can also be accessed live via phone by the toll-free dial-in number: 1 (888) 440-5655 or toll dial-in number: 1 (646) 960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1 (800) 770-2030 or 1 (647) 362-9199 with conference ID 8022374 available from March 2, 2022 at 4:00 p.m. PT to March 9, 2022 at 8:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP total gross margin, non-GAAP subscription gross margin, non-GAAP professional services gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable donations. We exclude expenses associated with charitable donations of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding these non-recurring charges and benefits from our non-GAAP financial measures in the second quarter of fiscal 2021 as litigation expenses significantly increased, specifically relating to our ongoing securities class actions and derivative litigation.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases, from certain of our non-GAAP financial measures. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.
Annual Recurring Revenue Growth (ARR Growth). We calculate ARR Growth by dividing the annual recurring revenue (ARR) as of a period end by the ARR for the corresponding period end of the prior fiscal year. ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period and excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR Growth is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.
Forward-Looking Statements:
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the first fiscal quarter and full fiscal 2023 and financial outlook and market positioning and Silver Lake’s investment and the use of the proceeds and benefits thereof. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 8, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; the risk of loss of key employees; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may experience interruptions or performance problems, including a service outage, associated with our technology; we may be unable to adequately protect our intellectual property; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, changes in foreign exchange rates; weakened global economic conditions may adversely affect our industry; the satisfaction of the conditions to closing the investment by Silver Lake; and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of the COVID-19 pandemic on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by the COVID-19 pandemic, the timeframes for and severity of the impact of the pandemic on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by the pandemic.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process across billing, collections and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Margaret Pack
press@zuora.com
312-826-6529
© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.

SOURCE: Zuora Financial
ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$77,332	$65,112	$287,747	$242,340
Professional services	13,360	14,175	58,991	63,080
Total revenue	90,692	79,287	346,738	305,420
Cost of revenue:
Subscription	18,095	15,181	68,285	58,808
Professional services	17,603	16,951	71,821	71,962
Total cost of revenue	35,698	32,132	140,106	130,770
Gross profit	54,994	47,155	206,632	174,650
Operating expenses:
Research and development	21,654	20,918	83,219	76,795
Sales and marketing	38,236	31,752	143,366	116,914
General and administrative	29,292	13,131	76,223	54,803
Total operating expenses	89,182	65,801	302,808	248,512
Loss from operations	(34,188)	(18,646)	(96,176)	(73,862)
Interest and other (expense) income, net	(788)	599	(1,822)	2,561
Loss before income taxes	(34,976)	(18,047)	(97,998)	(71,301)
Income tax provision	206	744	1,427	1,873
Net loss	(35,182)	$(18,791)	(99,425)	(73,174)
Comprehensive loss:
Foreign currency translation adjustment	(287)	767	(673)	696
Unrealized loss on available-for-sale securities	(170)	(68)	(231)	(88)
Comprehensive loss	$(35,639)	$(18,092)	$(100,329)	$(72,566)
Net loss per share, basic and diluted	$(0.28)	$(0.16)	$(0.80)	$(0.62)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	127,102	119,902	124,206	117,598

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2022	January 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$113,507	$94,110
Short-term investments	101,882	92,484
Accounts receivable, net of allowance for credit losses of $3,188 and $4,522 as of January 31, 2022 and January 31, 2021, respectively	82,263	78,860
Deferred commissions, current portion	15,080	12,712
Prepaid expenses and other current assets	15,603	15,574
Total current assets	328,335	293,740
Property and equipment, net	27,676	33,369
Operating lease right-of-use assets	32,643	47,085
Purchased intangibles, net	3,452	3,928
Deferred commissions, net of current portion	26,727	21,905
Goodwill	17,632	17,632
Other assets	4,787	3,848
Total assets	$441,252	$421,507
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,785	$2,249
Accrued expenses and other current liabilities	14,225	14,550
Accrued employee liabilities	32,425	29,470
Debt, current portion	1,660	4,397
Deferred revenue, current portion	152,740	127,701
Operating lease liabilities, current portion	11,462	9,630
Total current liabilities	219,297	187,997
Debt, net of current portion	—	1,666
Deferred revenue, net of current portion	771	1,529
Operating lease liabilities, net of current portion	45,633	53,590
Deferred tax liabilities	3,243	1,929
Other long-term liabilities	1,701	2,883
Total liabilities	270,645	249,594
Stockholders’ equity:
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	734,149	635,127
Accumulated other comprehensive (loss) income	(108)	796
Accumulated deficit	(563,447)	(464,022)
Total stockholders’ equity	170,607	171,913
Total liabilities and stockholders’ equity	$441,252	$421,507

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net loss	$(99,425)	$(73,174)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	16,760	15,308
Stock-based compensation	72,070	59,283
Provision for credit losses	2,919	3,686
Donation of common stock to charitable foundation	1,000	1,000
Amortization of deferred commissions	16,330	12,401
Reduction in carrying amount of right-of-use assets	9,717	8,265
Asset impairment	12,783	—
Other	802	73
Changes in operating assets and liabilities:
Accounts receivable	(6,322)	(13,671)
Prepaid expenses and other assets	(1,179)	895
Deferred commissions	(24,127)	(17,842)
Accounts payable	4,457	106
Accrued expenses and other liabilities	1,424	53
Accrued employee liabilities	1,165	7,065
Deferred revenue	24,281	16,812
Operating lease liabilities	(13,969)	(8,974)
Net cash provided by operating activities	18,686	11,286
Cash flows from investing activities:
Purchases of property and equipment	(8,776)	(13,144)
Insurance proceeds for damaged property and equipment	344	988
Purchase of intangible assets	(1,349)	—
Purchases of short-term investments	(109,510)	(97,363)
Sales of short-term investments	—	2,511
Maturities of short-term investments	99,192	119,880
Net cash (used in) provided by investing activities	(20,099)	12,872
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	18,499	11,784
Proceeds from issuance of common stock under employee stock purchase plan	7,428	7,637
Principal payments on long-term debt	(4,444)	(4,440)
Net cash provided by financing activities	21,483	14,981
Effect of exchange rates on cash and cash equivalents	(673)	696
Net increase in cash and cash equivalents	19,397	39,835
Cash and cash equivalents, beginning of year	94,110	54,275
Cash and cash equivalents, end of year	$113,507	$94,110

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2022[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Asset Impairment	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$18,095	$(1,718)	$(554)	$—	$—	$15,823
Cost of professional services revenue	17,603	(2,787)	—	—	—	14,816
Gross profit	54,994	4,505	554	—	—	60,053
Operating expenses:
Research and development	21,654	(5,526)	—	—	—	16,128
Sales and marketing	38,236	(6,491)	—	—	—	31,745
General and administrative	29,292	(3,770)	—	(7)	(12,783)	12,732
Loss from operations	(34,188)	20,292	554	7	12,783	(552)
Net loss	$(35,182)	$20,292	$554	$7	$12,783	$(1,546)
Net loss per share, basic and diluted[2]	$(0.28)					$(0.01)
Gross margin	61%					66%
Subscription gross margin	77%					80%
Professional services gross margin	(32)%					(11)%
Operating margin	(38)%					(1)%

	Three Months Ended January 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,181	$(1,308)	$(423)	$—	$13,450
Cost of professional services revenue	16,951	(2,662)	—	—	14,289
Gross profit	47,155	3,970	423	—	51,548
Operating expenses:
Research and development	20,918	(5,161)	—	—	15,757
Sales and marketing	31,752	(4,118)	—	—	27,634
General and administrative	13,131	(2,101)	—	(1,050)	9,980
Loss from operations	(18,646)	15,350	423	1,050	(1,823)
Net loss	$(18,791)	$15,350	$423	$1,050	$(1,968)
Net loss per share, basic and diluted[2]	$(0.16)				$(0.02)
Gross margin	59%				65%
Subscription gross margin	77%				79%
Professional services gross margin	(20)%				(1)%
Operating margin	(24)%				(2)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the three months ended January 31, 2021 were recast to conform to the updated methodology for comparison purposes.

(2) GAAP and Non-GAAP net loss per share are calculated based upon 127.1 million and 119.9 million basic and diluted weighted-average shares of common stock for the three months ended January 31, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Fiscal Year Ended January 31, 2022[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Asset Impairment	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$68,285	$(5,875)	$(2,050)	$—	$—	$—	$60,360
Cost of professional services revenue	71,821	(10,274)	—	—	—	—	61,547
Gross profit	206,632	16,149	2,050	—	—	—	224,831
Operating expenses:
Research and development	83,219	(21,072)	—	—	—	—	62,147
Sales and marketing	143,366	(22,484)	—	—	—	—	120,882
General and administrative	76,223	(12,365)	—	(1,000)	(176)	(12,783)	49,899
Loss from operations	(96,176)	72,070	2,050	1,000	176	12,783	(8,097)
Net loss	$(99,425)	$72,070	$2,050	$1,000	$176	$12,783	$(11,346)
Net loss per share, basic and diluted[2]	$(0.80)						$(0.09)
Gross margin	60%						65%
Subscription gross margin	76%						79%
Professional services gross margin	(22)%						(4)%
Operating margin	(28)%						(2)%

	Fiscal Year Ended January 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$58,808	$(4,849)	$(1,692)	$—	$—	$52,267
Cost of professional services revenue	71,962	(9,952)	—	—	—	62,010
Gross profit	174,650	14,801	1,692	—	—	191,143
Operating expenses:
Research and development	76,795	(19,562)	—	—	—	57,233
Sales and marketing	116,914	(15,839)	—	—	—	101,075
General and administrative	54,803	(9,081)	—	(1,000)	(3,252)	41,470
Loss from operations	(73,862)	59,283	1,692	1,000	3,252	(8,635)
Net loss	$(73,174)	$59,283	$1,692	$1,000	$3,252	$(7,947)
Net loss per share, basic and diluted[2]	$(0.62)					$(0.07)
Gross margin	57%					63%
Subscription gross margin	76%					78%
Professional services gross margin	(14)%					2%
Operating margin	(24)%					(3)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the fiscal year ended January 31, 2021 were recast to conform to the updated methodology for comparison purposes.
(2) GAAP and Non-GAAP net loss per share are calculated based upon 124.2 million and 117.6 million basic and diluted weighted-average shares of common stock for the fiscal year ended January 31, 2022 and 2021, respectively.

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$10,366	$3,135	$18,686	$11,286
Less:
Purchases of property and equipment, net of insurance recoveries	(2,732)	(1,070)	(8,432)	(12,156)
Free cash flow	$7,634	$2,065	$10,254	$(870)